                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported):  APRIL 20, 1999
                                                 ................


                            GREATER COMMUNITY BANCORP
       .................................................................
             (Exact name of registrant as specified in its charter)


       NEW JERSEY               0-14294             22-2545165
 .................................................................
  (State or other             (Commission           (IRS Employer
  jurisdiction of               File No.)          Identification No.)
  incorporation)


                55 UNION BOULEVARD, TOTOWA, NEW JERSEY      07512
       .................................................................
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: 973-942-1111
                                                   ..............



 .................................................................
  (Former name or former address, if changed since last report)

                                     1

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Item 5.  Other Events

(a)  ELECTION OF DIRECTORS

  At the Corporation's annual meeting of shareholders held on April 20, 1999, all of the nominees for election as directors named in the definitive proxy statement dated March 17, 1999 were reelected for three-year terms. Details regarding the voting will be provided in the Corporation's Form 10-Q to be filed on or before May 14, 1999.

(b)  CHANGE OF CEO

  At the annual reorganization meeting of the Corporation's Board of Directors held on April 20, 1999, the Corporation's President and Chief Operating Officer, George E. Irwin, was appointed Chief Executive Officer. John L. Soldoveri, the Corporation's previous Chief Executive Officer, will remain Chairman of the Board.

(c)  FIRST QUARTER FINANCIAL INFORMATION

  On April 21, 1999, Greater Community Bancorp (the "Corporation") issued a press release announcing that its earnings for the first quarter of 1999 increased by 15.05% to $887,000 from $771,000 in the first three months of 1998.

  Diluted earnings per share for the period were $0.16 in 1999 and $0.14 in 1998. All per share results have been adjusted to reflect a two-for-one split paid on July 31, 1998. Provision for possible loan and lease losses was $111,000 in the current year first quarter and $120,000 in the first quarter of 1998.

  The Corporation's assets at March 31, 1999 were $382.0 million compared to $352.2 million at March 31, 1998. Deposits were $277.4 million and $285.6 million for those two dates, respectively. On April 1, 1999 the Corporation closed on its acquisition of First Savings Bancorp of Little Falls, adding $182.4 million to total assets and $172.3 million to deposits.

  The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward looking terminology as "projected", "estimated", "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the Corporation's ability to generate deposits and loans and attract qualified employees, the direction of interest

                                       2

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rates,  levels of loan quality and origination volume,  continued  relationships with major customers including sources for loans, successful completion of the implementation of Year 2000 technology changes, as well as the effects of economic conditions and legal and regulatory barriers and structure. Actual
results  may  differ  materially  from  such  forward-looking   statements.  The
Corporation  assumes  no  obligation  for  updating  any  such   forward-looking
statement at any time.


Item 7.  Financial Statements and Exhibits.

  (a)  Financial Statements -- Not applicable

  (b) Pro forma Financial Information -- Not applicable

  (c) Exhibits. The following exhibit is being filed with this Report and is attached hereto:

  99.1 Press Release issued April 21, 1999 relating to financial information for the first quarter of 1999


                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GREATER COMMUNITY BANCORP
                                   ..............................
                                           (Registrant)


       APRIL 28, 1999               /s/ George E. Irwin
Date .........................     ..............................
                                   (Signature)
                                 GEORGE E. IRWIN
                              PRESIDENT AND C.E.O.

                                         3


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                                    EXHIBIT 99.1


[GRAPHIC OMITTED]

           55 Union Blvd., P.O. Box 269, Totowa, New Jersey 07511-0269
                       (973) 942-1111 Fax: (973) 942-9816
                            www.greatercommunity.com












                                                       FOR IMMEDIATE RELEASE
                                                       CONTACT: George E. Irwin
                                                                President
                                                       SYMBOL:  GFLS


         Totowa, NJ, April 21, 1999 - Net income at Greater Community Bancorp increased by 15.05% for the quarter ended March 31, 1999 to $887,000 from $771,000 in the first three months of 1998. Diluted earnings per share for the period were $.16 in 1999 and $.14 in 1998. All per share results have been adjusted to reflect a two-for-one stock split paid on July 31, 1998. Provision for possible loan and lease losses was $111,000 in the current year first quarter and $120,000 in 1998.


         Assets of Greater Community Bancorp at March 31, 1999 were $381,990,000 compared to $352,153,000 at March 31, 1998. Deposits were $277,440,000 and
$285,588,000 for the two dates, respectively. On April 1, 1999 the company closed on its acquisition of First Savings Bancorp of Little Falls adding $182,395,000 to total assets and $172,338,000 to deposits.